Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the registration statement on Form S-1 of Berry Only Inc., of my auditors report dated August 16, 2010, and the related financial statements of Berry Only Inc., for the period ended June 30, 2010 and 2009.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
August 16, 2010